SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 7, 2004

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

North Carolina	0-27570	56-1640186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3151 South 17th Street Wilmington, North Carolina	28412
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 251-0081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 7, 2004, Pharmaceutical Product Development, Inc. approved changes to its compensatory arrangement for non-employee directors of the company. A copy of the new arrangement is attached as an exhibit to this report. Under this arrangement, non-employee directors will receive an annual retainer of $40,000 in cash payable in quarterly installments after each regularly scheduled meeting. Non-employee directors will also receive $1,000 for each meeting of the Board of Directors attended in person and $1,000 for attendance at the annual meeting of shareholders. Non-employee directors serving on the Finance and Audit Committee will receive $2,500 for each committee meeting attended, and the chairman of that Committee will receive an annual retainer of $10,000. For all other committees, the chairman will receive $1,500 for each meeting attended and all other non-employee committee members will receive $1,000 for each meeting attended. In the discretion of the Chairman of the Board, non-employee directors may also receive $500 for each Board and committee meeting attended by telephone. In addition to the cash compensation, non-employee directors will receive annually $65,000 worth of restricted stock and nonqualified options to purchase shares of stock having a value of $65,000.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit 10.209	Non-Employee Director Compensation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

Date: December 13, 2004
/s/ Linda Baddour
	Name:	Linda Baddour
	Title:	Chief Financial Officer